Exhibit 10.2

Dated 18 August 2009

LEASE

relating to

14 PRIDE POINT DRIVE, PRIDE PARK, DERBY DE24 8 BX

between

LAMBHAR SINGH RAI AND SUKHJIT KAUR RAI AND

COSMIC CONCEPTS LIMITED

and

Lionbridge (UK) Limited

PRESCRIBED CLAUSES

LR1. Date of lease	18 August 2009

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

DY424130

LR2.2 Other title numbers

Not applicable

LR3. Parties to this lease

Landlord

LAMBHAR SINGH RAI and SUKHJIT KAUR RAI

of 101 Field Rise, Littleover, Derby, DE23 1DF

and COSMIC CONCEPTS LIMITED (Company Registration Number 04436652)

120 Merlin Way, Mickleover, Derby, DE3 0UJ

Tenant

LIONBRIDGE (UK) LIMITED (Company Registration Number 1295207) whose registered office is at Copthhall, Terrace, Coventry CV1 2FP

Other parties

None

Guarantor

None

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of “Premises” in clause 1.26 of this lease.

LR5. Prescribed statements etc.

None

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.35. in the definition of “Term”

LR7. Premium

None

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in Schedule 2 of this Lease

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in Schedule 1 of this lease.

LR12. Estate rentcharge burdening the Property

None

LR13. Application for standard form of restriction

None

LR14. Declaration of trust where there is more than one person comprising the Tenant

THIS LEASE is made the 18 day of August BETWEEN:

(1)	LAMBHAR SINGH RAI and SUKHJIT KAUR RAI of 101 Field Rise, Littleover, Derby, DE23 1DF and COSMIC CONCEPTS LIMITED (Company Registration Number 04436652) of 120 Merlin Way, Mickleover, Derby, DE3 0UJ (‘the Landlord’) and

(2)	LIONBRIDGE (UK) LIMITED (Company Registration Number 01295207) of Copthall Terrace, Coventry CV1 2FP (‘the Tenant’)

NOW THIS DEED WITNESSES as follows:

1	Definitions and interpretation

For all purposes of this Lease the terms defined in this clause have the meanings specified.

1.1	‘The Conduits’

‘The Conduits’ means the pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wires, cables, channels, flues and all other conducting media — including any fixings, louvres, cowls, covers and any other ancillary apparatus — that are in, on, over or under the Premises.

1.2	‘The Term’

‘The Term’ means five (5) years commencing on and including the 18 day of August 2009.

1.3	‘Development’

References to ‘development’ are references to development as defined by the Town and Country Planning Act 1990 Section 55.

1.4	Gender and number

Words importing one gender include all other genders; words importing the singular include the plural and vice versa.

1.5	Headings

The clause, paragraph and schedule headings and the table of contents do not form part of this document and are not to be taken into account in its construction or interpretation. (amend if marginal notes are used)

1.6	‘The Initial Rent’

‘The Initial Rent’ means from and including 18 August 2009 to and including 17 August 2011 the sum of £50,000.00 (Fifty Thousand Pounds) a year, from and including 18 August 2011 to and including 17 August 2012 the sum of £55,000.00 (Fifty Five Thousand Pounds) a year, from and including 18 August 2012 to and including 17 August 2013 the sum of £60,000.00 (Sixty Thousand Pounds) a year and from and including 18 August 2013 to and including 17 August 2014 the sum of £70,000.00 (Seventy Thousand Pounds) a year.

1.7	‘The Insurance Rent’

‘The Insurance Rent’ means the sums that the Landlord from time to time pays:-

1.7.1

by way of premium for insuring the Premises, including insuring for loss of rent, in accordance with his obligations contained in this Lease,

1.7.2

by way of premium for insuring in such amount and on such terms as the Landlord acting reasonably considers appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter including or relating to the Premises, and

1.7.3

for insurance valuations (but not more than once in any twelve month period)

1.8	‘The Insured Risks’

‘The Insured Risks’ means the risks of loss or damage by fire, storm, tempest, earthquake, lightning, explosion, riot, civil commotion, malicious damage, terrorism, impact by vehicles and by aircraft and articles dropped from aircraft — other than war risks — flood damage and bursting and overflowing of water pipes and tanks, and such other risks, whether or not in the nature of the foregoing, as the Landlord acting reasonably from time to time decides to insure against.

1.9	‘Interest’

References to ‘interest’ are references to interest payable during the period from the date on which the payment is due to the date of payment, both before and after any judgment, at the Interest Rate then prevailing or, should the base rate referred to in clause 1.10 ‘THE INTEREST RATE’ cease to exist, at another rate of interest closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be decided on by the Landlord acting reasonably.

1.10	‘The Interest Rate’

‘The Interest Rate’ means the rate of 4% a year above the base lending rate of The Royal Bank of Scotland or such other bank as the Landlord from time to time nominates in writing .

1.11	Interpretation of ‘consent’ and ‘approved’

1.11.1	Prior written consent or approval

References to ‘consent of the Landlord’ or words to similar effect are references to a prior written consent signed by or on behalf of the Landlord and references to the need for anything to be ‘approved by the Landlord’ or words to similar effect are references to the need for a prior written approval by or on behalf of the Landlord.

1.11.2	Consent or approval of mortgagee or head landlord

Any provisions in this Lease referring to the consent or approval of the Landlord are to be construed as also requiring the consent or approval of any mortgagee of the Premises and any head landlord where that consent is required under a mortgage or headlease in existence at the date of this document. Nothing in this Lease is to be construed as imposing any obligation on a mortgagee or head landlord not to refuse any such consent or approval unreasonably.

1.12	Interpretation of ‘the Guarantor’

The expression ‘the Guarantor’ includes any person who enters into covenants with the Landlord pursuant to clause 3.9.5.2 CONDITIONS or clause 3.23 REPLACEMENT GUARANTOR.

1.13	Interpretation of ‘the Landlord’

The expression ‘the Landlord’ includes the person or persons from time to time entitled to possession of the Premises when this Lease comes to an end.

1.14	Interpretation of ‘the last year of the Term’ and ‘the end of the Term’

References to ‘the last year of the Term’ are references to the actual last year of the Term howsoever it determines, and references to the ‘end of the Term’ are references to the end of the Term whensoever and howsoever it determines.

1.15	Interpretation of ‘the Tenant’

‘The Tenant’ includes any person who is for the time being bound by the tenant covenants of this Lease except where the name of Servoca plc appears.

1.16	Interpretation of ‘this Lease’

Unless expressly stated to the contrary, the expression ‘this Lease’ includes any document supplemental to or collateral with this document or entered into in accordance with this document.

1.17	Joint and several liability

Where any party to this Lease for the time being comprises two or more persons, obligations expressed or implied to be made by or with that party are deemed to be made by or with the persons comprising that party jointly and severally.

1.18	‘The Liability Period’

‘The Liability Period’ means —

1.18.1

in the case of any guarantor required pursuant to clause 3.9.5.2 CONDITIONS, the period during which the relevant assignee is bound by the tenant covenants of this Lease together with any additional period during which that assignee is liable under an authorised guarantee agreement,

1.18.2

in the case of any guarantor under an authorised guarantee agreement, the period during which the relevant assignee is bound by the tenant covenants of this Lease, and

1.18.3

in the case of any guarantor required pursuant to clause 3.9.8.7 TERMS OF A PERMITTED SUBLEASE, the period during which the relevant assignee of the sublease is bound by the tenant covenants of that sublease.

1.19	‘Losses’

References to ‘losses’ are references to liabilities, damages or losses, awards of damages or compensation, penalties, costs, disbursements and expenses arising from any claim, demand, action or proceedings.

1.20	‘The 1954 Act’

‘The 1954 Act’ means the Landlord and Tenant Act 1954 and all statutes, regulations and orders included by virtue of clause 1.29 REFERENCES TO STATUTES.

1.21	‘The 1995 Act’

‘The 1995 Act’ means the Landlord and Tenant (Covenants) Act 1995 and all statutes, regulations and orders included by virtue of clause 1.29 REFERENCES TO STATUTES.

1.22	Obligation not to permit or suffer

Any covenant by the Tenant not to do anything includes an obligation to use reasonable endeavours not to permit or suffer that thing to be done by another person where the Tenant is aware that such act or thing is being done

1.23	‘The Permitted Use’

‘The Permitted Use’ means use as Offices falling within Class B1(a) of the Schedule to the Town and Country Planning (Use Classes) Order 1987, notwithstanding any amendment or revocation of that Order or any other use as the Landlord from time to time approves, such approval not to be unreasonably withheld

1.24	‘The Plan’

‘The Plan’ means the plan annexed to this Lease.

1.25	‘The Planning Acts’

‘The Planning Acts’ means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004 and all statutes, regulations and orders included by virtue of clause 1.29 REFERENCE TO STATUTES.

1.26	‘The Premises’

1.26.1	Definition of ‘the Premises’

‘The Premises’ means the land and building known as 14 Pride Point Drive, Pride Park, Derby, DE24 8BX shown for the purpose of identification only edged red on the Plan

1.26.2	Interpretation of ‘the Premises’

The expression ‘the Premises’ includes —

1.26.2.1

all buildings, erections, structures, fixtures, fittings and appurtenances on the Premises from time to time,

1.26.2.2

all additions, alterations and improvements carried out during the Term, and

1.26.2.3

the Conduits,

but excludes the air space above and any fixtures installed by the Tenant or any predecessors in title that can be removed from the Premises without defacing the Premises. Unless the contrary is expressly stated, ‘the Premises’ includes any part or parts of the Premises.

1.27	References to clauses and schedules

Any reference in this document to a clause, paragraph or schedule without further designation is to be construed as a reference to the clause, paragraph or schedule of this document so numbered.

1.28	References to rights of access

References to any right of the Landlord to have access to the Premises are to be construed as extending to any head landlord and any mortgagee of the Premises and to all persons authorised in writing by the Landlord and any head landlord or mortgagee, including agents, professional advisers, contractors, workmen and others where such superior lease or mortgage grants such rights of access to the head landlord or mortgagee

1.29	References to statutes

Unless expressly stated to the contrary, any reference to a specific statute includes any statutory extension or modification, amendment or re-enactment of that statute and any regulations or orders made under it, and any general reference to a statute includes any regulations or orders made under it.

1.30	‘The Rent’

‘the Rent’ means the Initial Rent. ‘The Rent’ does not include the Insurance Rent, but the term ‘the Lease Rents’ means both the Rent and the Insurance Rent.

1.31	‘The Rent Commencement Date’

‘The Rent Commencement Date’ means the 18 day of August 2009

1.32	‘The Review Dates’

N/A

1.33	‘The Office Covenants’

‘The Office Covenants’ means the covenants set out in schedule 4 THE OFFICE COVENANTS.

1.34	‘The Surveyor’

‘The Surveyor’ means any reputable person or firm appointed by the Landlord. The Surveyor may be an employee of the Landlord or a company that is a member of the same group as the Landlord within the meaning of the 1954 Act Section 42. The expression ‘the Surveyor’ includes the person or firm appointed by the Landlord to collect the Lease Rents provided that the person who purports to act as the Surveyor must be an Associate or Fellow of the Royal Institution of Chartered Surveyors.

1.35	‘The Term’

‘The Term’ means the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term by statute or common law.

1.36	Terms from the 1995 Act

Where the expressions ‘landlord covenants’, ‘tenant covenants’, or ‘authorised guarantee agreement’ are used in this Lease they are to have the same meaning as is given by the 1995 Act Section 28(1).

1.37	‘VAT’

‘VAT’ means value added tax or any other tax of a similar nature and unless otherwise expressly stated all references to rents or other sums payable by the Tenant are exclusive of VAT.

1.38	‘Decorating Year’

‘Decorating Year’ means 18 day of August 2012.

2	Demise

The Landlord lets the Premises to the Tenant with full title guarantee, together with the benefit of the rights specified in Schedule 2 THE RIGHTS GRANTED but excepting and reserving to the Landlord the rights specified in schedule 1 THE RIGHTS RESERVED, to hold the Premises to the Tenant for the Term, subject to the rights, easements, privileges, restrictions, covenants and stipulations affecting the Premises contained or referred to in schedule 5 THE SUBJECTIONS yielding and paying to the Landlord:-

2.1

the Rent, without any deduction or set off, except as otherwise may be provided in this Lease, by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year, the first such payment, being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date, to be paid on the date of this document, and

2.2

by way of further rent, the Insurance Rent, payable within 14 days of written demand in accordance with clause 5.4 PAYMENT OF THE INSURANCE RENT.

3	The Tenant’s Covenants

The Tenant covenants with the Landlord to observe and perform the requirements of this clause

3.1	Rent

3.1.1	Payment of the Lease Rents

The Tenant must pay the Lease Rents on the days and in the manner set out in this Lease, and must not exercise or seek to exercise any right or claim to withhold rent, or any right or claim to legal or equitable set-off .

3.1.2	Payment by banker’s order

If so required in writing by the Landlord, the Tenant must pay the Lease Rents by banker’s order or credit transfer to any bank and account that the Landlord nominates from time to time.

3.2	Outgoings and VAT

The Tenant must pay, and must indemnify the Landlord against —

3.2.1

all rates, taxes, assessments, duties, charges, impositions and outgoings that are now or may at any time during the Term be charged, assessed or imposed upon the Premises or on the owner or occupier of them, excluding any payable by the Landlord occasioned by receipt of the Lease Rents or by any disposition of or dealing with this Lease, or ownership of any interest reversionary to the interest created by it — provided that if the Landlord suffers any loss of rating relief that may be applicable to empty premises after the end of the Term because the relief has been allowed to the Tenant in respect of any period before the end of the Term, then the Tenant must make good such loss to the Landlord,

3.2.2

all VAT that may from time to time be charged on the Lease Rents or other sums payable by the Tenant under this Lease in exchange for a valid VAT invoice addressed to the Tenant, and

3.2.3

all VAT incurred in relation to any costs that the Tenant is obliged to pay or in respect of which he is required to indemnify the Landlord under the terms of this Lease, save where such VAT is recoverable or available for set-off by the Landlord as input tax.

3.3	Cost of services consumed

The Tenant must pay to the suppliers all charges for electricity, water, gas, telecommunications and other services consumed or used at or in relation to the Premises, including meter rents and standing charges, and must comply with the lawful requirements and regulations of their respective suppliers.

3.4	Repair, cleaning and decoration

3.4.1	Repair of the Premises

The Tenant must repair the Premises and keep them in good condition and repair, except for damage caused by one or more of the Insured Risks save to the extent that the insurance money is irrecoverable due to any act or default of the Tenant or anyone at the Premises expressly or by implication with his authority other than the Landlord and its servant and agents PROVIDED THAT the Tenant has not made good such shortfall PROVIDED ALWAYS the Tenant shall not be obliged to put the Property into any better state of repair than that evidenced by the Schedule of Condition attached hereto and initialled by or on behalf of the parties to this Lease and PROVIDED FURTHER that nothing in this Lease shall be construed as obliging the Tenant to remedy any inherent defect of whose existence the Tenant has notified during the Term, notified the Landlord or any want or repair which is attributable to such inherent defect which manifests itself during the Term.

3.4.2	Replacement of landlord’s fixtures

The Tenant must replace from time to time any landlord’s fixtures and fittings in the Premises that are beyond repair at any time during or at the end of the Term.

3.4.3	Cleaning and tidying

The Tenant must keep the Premises clean and tidy and clear of all rubbish.

3.4.4	The Open Land

3.4.4.1	Care of the Open Land

The Tenant must keep any part of the Premises that is not built on (‘the Open Land’) adequately surfaced, in good condition and free from weeds and must keep all landscaped areas properly cultivated.

3.4.4.2	Storage on the Open Land

The Tenant must not store anything on the Open Land or bring anything onto it.

3.4.4.3	Rubbish on the Open Land

The Tenant must not deposit any waste, rubbish or refuse on the Open Land.

3.4.4.4	Vehicles on the Open Land

The Tenant must not keep or store any vehicle, caravan or movable dwelling on the Open Land.

3.4.5	Care of abutting land

The Tenant must not cause any land, roads or pavements abutting the Premises to be untidy or dirty and in particular, but without prejudice to the generality of the foregoing, must not deposit refuse or other materials on them.

3.4.6	Decoration

In the Decorating Year the Tenant must redecorate the outside and inside of the Premises, and in the last year of the Term (but not more than once in any 12 month period) in a good and workmanlike manner, with appropriate materials of good quality, to the reasonable satisfaction of the Surveyor.

3.4.7	Shared facilities

Where the use of any of the Conduits or any boundary structures or other things is common to the Premises and other property, the Tenant must be responsible for, and indemnify the Landlord against, all sums due from the owner, tenant or occupier of the Premises in relation to those Conduits, boundary structures or other things and must undertake all work in relation to them that is his responsibility.

3.5	Waste and alterations

3.5.1	Waste, additions and alterations

The Tenant must not commit any waste, make any addition to the Premises, unite the Premises with any adjoining premises, or make any alteration to the Premises except as permitted by the provisions of this clause 3.5.

3.5.2	Pre-conditions for alterations

The Tenant must not make any alterations to the Premises unless he first :-

3.5.2.1

obtains and complies with the necessary consents of the competent authorities and pays their charges for them,

3.5.2.2

makes an application to the Landlord for consent, supported by drawings and where appropriate a specification in duplicate prepared by an architect, or a member of some other appropriate profession, who where reasonably necessary must supervise the work throughout to completion,

3.5.2.3

pays the reasonable and proper fees of the Landlord and (where such consent is required having regard to clause 1.11.2.) any head landlord, any mortgagee and their respective professional advisers,

3.5.2.4

enters into any covenants the Landlord reasonably requires as to the execution and reinstatement of the alterations, and

3.5.2.5

obtains the consent of the Landlord, whose consent may not be unreasonably withheld or delayed.

In the case of any works of a substantial nature, the Landlord may (acting reasonably) require the Tenant to provide, before starting the works, adequate security in the form of a deposit of money or the provision of a bond, as assurance to the Landlord that any works he permits from time to time will be fully completed.

3.5.3	Removal of alterations

At the end of the Term, if so requested by the Landlord, the Tenant must remove any additional buildings, additions, alterations or improvements made to the Premises, and must make good any part of the Premises damaged by their removal.

3.5.4	Connection to the Conduits

The Tenant must not make any connection with the Conduits except in accordance with plans and specifications approved by the Landlord, whose approval may not be unreasonably withheld, and (if necessary) subject to consent to make the connection having previously been obtained from the competent authority, undertaker or supplier.

3.6	Aerials, signs and advertisements

3.6.1	Masts and wires

Not without the previous consent I writing of the Landlord (such consent not to be unreasonably withheld or delayed) to erect any pole or mast on the Premises, whether in connection with telecommunications or otherwise.

3.6.2	Advertisements

The Tenant must not, without the consent of the Landlord (such consent not to be unreasonably withheld or delayed), fix to or exhibit on the outside of the Premises, or fix to or exhibit through any window of the Premises, or display anywhere on the Premises so as not to be visible from the outside, any placard, sign, notice, fascia board or advertisement.

3.7	Statutory obligations

3.7.1	General provision

The Tenant must comply in all respects with the requirements of any statutes, and any other obligations so applicable imposed by law or by any byelaws, applicable to the Premises or the trade or business for the time being carried on there.

3.7.2	Particular obligations

3.7.2.1	Works required by statute, department or authority

Without prejudice to the generality of clause 3.7.1, the Tenant must execute all works and provide and maintain all arrangements on or in respect of the Premises or the use to which they are being put that are required in order to comply with the requirements of any statute already or in the future to be passed, or the requirements of any government department, local authority or other public or competent authority or court of competent jurisdiction, regardless of whether the requirements are imposed on the owner, the occupier, or any other person.

3.7.2.2	Acts causing losses

Without prejudice to the generality of clause 3.7.1, the Tenant must not do in or near the Premises anything by reason of which the Landlord may incur any losses under any statute.

3.7.2.3	Construction (Design and Management) Regulations

Without prejudice to the generality of clause 3.7.1, the Tenant must comply with the provisions of the Construction (Design and Management) Regulations 1994 (‘the CDM Regulations’), be the only client as defined in the provisions of the CDM Regulations, fulfil, in relation to all and any works, all the obligations of the client as set out in or reasonably to be inferred from the CDM Regulations, and make a declaration to that effect to the Health and Safety Executive in accordance with the Approved Code of Practice published from time to time by the Health and Safety Executive in relation to the CDM Regulations. The provisions of clause 5.7.3 FIRE-FIGHTING EQUIPMENT are to have effect in any circumstances to which these obligations apply.

3.7.2.4	Delivery of health and safety files

At the end of the Term, the Tenant must forthwith deliver to the Landlord any and all health and safety files relating to the Premises in accordance with the CDM Regulations.

3.8	Entry to inspect and notice to repair

3.8.1	Entry and notice

The Tenant must permit the Landlord on reasonable notice during normal business hours except in emergency:-

3.8.1.1

to enter the Premises to ascertain whether or not the covenants and conditions of this Lease have been observed and performed,

3.8.1.2

to view the state of repair and condition of the Premises, and to open up floors and other parts of the Premises where that is reasonably necessary in order to do so PROVIDED THAT the Landlord will use reasonable endeavours to ensure that the Tenant’s business shall not be materially and adversely affected by the opening up of the floors and

3.8.1.3

to give to the Tenant, a notice (‘a notice to repair’) specifying the works required to remedy any breach of the Tenant’s obligations in this Lease as to the repair and condition of the Premises,

PROVIDED THAT any damage to the Premises as a result of such entry must be made good by the Landlord to the reasonable satisfaction of the Tenant

3.8.2	Works to be carried out

The Tenant must carry out the works specified in a notice to repair as soon as reasonably practicable (or immediately in the case of emergencies).

3.8.3	Landlord’s power in default

If within two months of the service of a notice to repair the Tenant has not started to execute the work referred to in that notice or is not proceeding diligently with it, or if the Tenant fails to finish the work within a reasonable period, or if in the Landlord’s Surveyor’s reasonable opinion the Tenant is unlikely to finish the work within that period, the Tenant must permit the Landlord to enter the Premises to execute the outstanding work, and must within 14 days of a written demand pay to the Landlord the cost of so doing and all proper and reasonable expenses incurred by the Landlord, including legal costs and surveyor’s fees.

3.9	Alienation

3.9.1	Alienation prohibited

The Tenant must not hold the Premises on trust for another. The Tenant must not part with possession of the Premises or any part of the Premises or permit another to occupy them or any part of them except pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease.

3.9.2	Assignment, subletting and charging of part

The Tenant must not assign, sublet or charge part only of the Premises.

3.9.3	Assignment of the whole

Subject to clauses 3.9.4 CIRCUMSTANCES and 3.9.5 CONDITIONS, the Tenant must not assign the whole of the Premises without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed.

3.9.4	Circumstances

If any of the following circumstances — which are specified for the purposes of the Landlord and Tenant Act 1927 Section 19(1A) — applies either at the date when application for consent to assign is made to the Landlord, or after that date but before the Landlord’s consent is given, the Landlord may withhold his consent. The circumstances are —

3.9.4.1

that any sum due from the Tenant under this Lease remains unpaid,

3.9.4.2

that in the Landlord’s reasonable opinion the assignee is not a person who is likely to be able to comply with the tenant covenants of this Lease and to continue to be able to comply with them following the assignment,

3.9.4.3

that without prejudice to clause 3.9.4.2, in the case of an assignment to a company in the same group as the Tenant within the meaning of the 1954 Act Section 42 in the Landlord’s reasonable opinion the assignee is a person who is, or may become, less likely to be able to comply with the tenant covenants of this Lease than the Tenant requesting consent to assign or

3.9.4.4

that the assignee or any guarantor for the assignee, other than any guarantor under an authorised guarantee agreement, is a corporation registered — or otherwise resident — in a jurisdiction in which the order of a court obtained in England and Wales will not necessarily be enforced against the assignee or guarantor without any consideration of the merits of the case.

3.9.5	Conditions

The Landlord may impose any or all of the following conditions — which are specified for the purposes of the Landlord and Tenant Act 1927 Section 19(1A) — on giving any consent for an assignment by the Tenant, and any such consent is to be treated as being subject to each of the following conditions —

3.9.5.1

a condition that on or before any assignment and before giving occupation to the assignee, the Tenant requesting consent to assign, together with any former tenant who by virtue of the 1995 Act Section 11 was not released on an earlier assignment of this Lease, must enter into an authorised guarantee agreement in favour of the Landlord in the terms set out in schedule 6 THE AUTHORISED GUARANTEE AGREEMENT,

3.9.5.2

a condition that if reasonably so required by the Landlord on an assignment to a limited company, the assignee must ensure that a maximum of two directors the company, or some other guarantor or guarantors (up to a maximum of two) reasonably acceptable to the Landlord, enter into direct covenants with the Landlord in the form of the guarantor’s covenants contained in clause 6 GUARANTEE PROVISIONS with ‘the Assignee’ substituted for ‘the Tenant’,

3.9.5.3

a condition that upon or before any assignment, the Tenant making the request for consent to assign must give to the Landlord a copy of the health and safety file required to be maintained under the Construction (Design and Management) Regulations 1994 containing full details of all works undertaken to the Premises by that Tenant, and

3.9.5.4

a condition that if, at any time before the assignment, the circumstances specified in clause 3.9.4, or any of them, apply, the Landlord may revoke the consent by written notice to the Tenant.

3.9.5.5

Nothing in this clause shall prevent the Landlord from giving its consent to an assignment in any of the circumstances or where it is reasonable to do so.

3.9.6	Charging of the whole

The Tenant must not charge the whole of the Premises without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed.

3.9.7	Subletting

The Tenant must not sublet the whole of the Premises without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed.

3.9.8	Terms of a permitted sublease

Every permitted sublease must be granted, without a fine or premium, at a rent not less than whichever is the greater of the then open market rent payable in respect of the Premises — to be approved by the Landlord before the sublease is granted and to be determined by the Surveyor, acting as an expert and not as an arbitrator — and the Rent, to be payable in advance on the days on which the Rent is payable under this Lease. Every permitted sublease must contain provisions approved by the Landlord —

3.9.8.1

for the upwards only review of the rent reserved by it, on the basis set out in schedule 3 THE RENT AND RENT REVIEW and on the Review Dates,

3.9.8.2

prohibiting the subtenant from doing or allowing anything in relation to the Premises inconsistent with or in breach of the provisions of this Lease,

3.9.8.3

for re-entry by the sublandlord on breach of any covenant by the subtenant,

3.9.8.4

imposing an absolute prohibition against all dealings with the Premises other than assignment of the whole,

3.9.8.5

prohibiting assignment of the whole of the Premises without the consent of the Landlord under this Lease,

3.9.8.6

requiring the assignee on any assignment of the sublease to enter into direct covenants with the Landlord to the same effect as those contained in clause 3.9.9 SUBTENANT’S DIRECT COVENANTS,

3.9.8.7

requiring on each assignment of the sublease that the assignor enters into an authorised guarantee agreement in favour of the Landlord in the terms set out in schedule 6 THE AUTHORISED GUARANTEE AGREEMENT but adapted to suit the circumstances in which the guarantee is given,

3.9.8.8

prohibiting the subtenant from holding on trust for another or permitting another to share or occupy the whole or any part of the Premises,

3.9.8.9

imposing in relation to any permitted assignment of the sublease the same obligations for registration with the Landlord as are contained in this Lease in relation to dispositions by the Tenant, and

3.9.8.10

excluding the provisions of Sections 24–28 of the 1954 Act from the letting created by the sublease.

3.9.9	Subtenant’s direct covenants

Before any permitted subletting, the Tenant must ensure that the subtenant enters into a direct covenant with the Landlord that while the subtenant is bound by the tenant covenants of the sublease and while the subtenant is bound by an authorised guarantee agreement the subtenant will observe and perform the tenant covenants contained in this Lease — except the covenant to pay the rent reserved by this Lease — and in that sublease.

3.9.10	Requirement for 1954 Act exclusion

The Tenant must not grant a sublease or permit a subtenant to occupy the Premises unless an effective agreement has been made to exclude the operation of Sections 24 to 28 of the 1954 Act pursuant to Section 38A of the 1954 Act.

3.9.11	Enforcement, waiver and variation of subleases

In relation to any permitted sublease, the Tenant must enforce the performance and observance by every subtenant of the provisions of the sublease, and must not at any time either expressly or by implication waive any breach of the covenants or conditions on the part of any subtenant or assignee of any sublease, or — without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed — vary the terms or accept a surrender of any permitted sublease.

3.9.12	Sublease rent review

In relation to any permitted sublease —

3.9.12.1

the Tenant must ensure that the rent is reviewed in accordance with the terms of the sublease,

3.9.12.2

the Tenant must not agree the reviewed rent with the subtenant without the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

3.9.12.3

where the sublease provides such an option, the Tenant must not, without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) agree whether the third party determining the revised rent in default of agreement should act as an arbitrator or as an expert,

3.9.12.4

the Tenant must not, without the approval of the Landlord (such approval not to be unreasonably withheld or delayed) agree any appointment of a person to act as the third party determining the revised rent,

3.9.12.5

the Tenant must incorporate as part of his representations to that third party representations reasonably required by the Landlord, and

3.9.12.6

the Tenant must give notice to the Landlord of the details of the determination of every rent review within twenty eight days provided that the Landlord’s approvals specified above may not be unreasonably withheld

3.9.13	Registration of permitted dealings

Within twenty eight days of any assignment, charge, sublease or any transmission or other devolution relating to the Premises, the Tenant must produce a certified copy of any relevant document for registration with the Landlord’s solicitor, and must pay the Landlord’s solicitor’s reasonable charges for registration of at least £50.00 plus VAT

3.9.14	Sharing with a group company

Notwithstanding clause 3.9.1 ALIENATION PROHIBITED, the Tenant may share the occupation of the whole or any part of the Premises with a company that is a member of the same group as the Tenant within the meaning of the 1954 Act Section 42, for so long as both companies remain members of that group and otherwise than in a manner that transfers or creates a legal estate.

3.10	Nuisance and residential restrictions

3.10.1	Nuisance

The Tenant must not do anything on the Premises, or knowingly allow anything to remain on them that may be or become or cause a nuisance, or annoyance, disturbance, inconvenience, injury or damage to the Landlord or his tenants or the owners or occupiers of adjacent or neighbouring premises.

3.10.2	Auctions, trades and immoral purposes

The Tenant must not use the Premises for any auction sale, any dangerous, noxious, noisy or offensive trade, business, manufacture or occupation, or any illegal or immoral act or purpose.

3.10.3	Residential use, sleeping and animals

The Tenant must not use the Premises as sleeping accommodation or for residential purposes, or keep any animal, bird or reptile on them.

3.11	Costs of applications, notices and recovery of arrears

The Tenant must pay to the Landlord on an indemnity basis all costs, fees, charges, disbursements and expenses — including, without prejudice to the generality of the above, those payable to counsel, solicitors, surveyors and bailiffs — properly and reasonably incurred by the Landlord in relation to or incidental to —

3.11.1

every application made by the Tenant for a consent or licence required by the provisions of this Lease, whether it is granted, refused or offered subject to any qualification or condition or the application is withdrawn unless the refusal, qualification or condition is unlawful, whether because it is unreasonable or otherwise PROVIDED THAT any costs paid in this instance will be paid within 14 days of demand notwithstanding the above provisions

3.11.2

the preparation and service of a notice under the Law of Property Act 1925 Section 146, or by reason of taking proceedings under Sections 146 or 147 of that Act, even if forfeiture is avoided otherwise than by relief granted by the court,

3.11.3

the recovery or attempted recovery of arrears of rent or other sums due under this Lease, and

3.11.4

any steps taken in connection with the preparation and service of a schedule of dilapidations during or within 3 months of the end of the Term.

3.12	Planning and development

3.12.1	Compliance with the Planning Acts

The Tenant must observe and comply with the provisions and requirements of the Planning Acts affecting the Premises and their use, and must indemnify the Landlord, and keep him indemnified, both during the Term and following the end of it, against all losses in respect of any contravention of those Acts.

3.12.2	Consent for applications

The Tenant must not make any application for planning permission without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed in any case where application for and implementation of the planning permission will not create or give rise to any tax liability for the Landlord or where the Tenant indemnifies the Landlord against such liability.

3.12.3	Permissions and notices

The Tenant must at his expense obtain any planning permissions and serve any notices that may be required to carry out any development on or at the Premises.

3.12.4	Charges and levies

Subject only to any statutory direction to the contrary, the Tenant must pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any development on or at the Premises.

3.12.5	Pre-conditions for development

Notwithstanding any consent that may be granted by the Landlord under this Lease, the Tenant must not carry out any development on or at the Premises until all necessary notices under the Planning Acts have been served and copies produced to the Landlord, all necessary permissions under the Planning Acts have been obtained and produced to the Landlord, and the Landlord has acknowledged that every necessary planning permission is acceptable to him. The Landlord may refuse to acknowledge his acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would, in the opinion of the Surveyor, be, or be likely to be, prejudicial to the Landlord or his reversionary interest in the Premises whether during or following the end of the Term.

3.12.6	Completion of development

Where a condition of any planning permission granted for development begun before the end of the Term requires works to be carried out to the Premises by a date after the end of the Term, the Tenant must, unless the Landlord directs otherwise, finish those works before the end of the Term.

3.12.7	Security for compliance with conditions

In any case where a planning permission is granted subject to conditions, and if the Landlord reasonably so requires, the Tenant must provide sufficient security for his compliance with the conditions and must not implement the planning permission until the security has been provided.

3.13	Plans, documents and information

3.13.1	Evidence of compliance with this Lease

If so requested, the Tenant must produce to the Landlord or the Surveyor any plans, documents and other evidence the Landlord reasonably requires to satisfy himself that the provisions of this Lease have been complied with.

3.13.2	Information for renewal or rent review

N/A

3.14	Indemnities

Save where the Landlord is otherwise indemnified under a policy of insurance effected hereunder, the Tenant must keep the Landlord fully indemnified against all losses arising directly or indirectly out of any act, omission or negligence of the Tenant, or any persons at the Premises expressly or impliedly with his authority, or any breach or non-observance by the Tenant of the covenants, conditions or other provisions of this Lease or any of the matters to which this demise is subject.

3.15	Reletting boards and viewing

Unless a valid court application under the 1954 Act Section 24 has been made at any time during the last 6 months of the Term and at any time thereafter, the Tenant must permit the Landlord to enter the Premises on reasonable notice and at reasonably times and fix and retain in a position so as not to interfere with the Tenants or any undertenant’s business a board advertising them for reletting. While any such board is on the Premises the Tenant must permit viewing of the Premises at reasonable times of the day on reasonable notice

3.16	Obstruction and encroachment

3.16.1	Obstruction of windows

The Tenant must not stop up, darken or obstruct any window or light belonging to the Premises.

3.16.2	Encroachments

The Tenant must take all reasonable steps to prevent the construction of any new window, light, opening, doorway, path, passage, pipe or the making of any encroachment or the acquisition of any easement in relation to the Premises and must notify the Landlord promptly upon becoming aware if any such thing is constructed, encroachment is made or easement acquired, or if any attempt is made to construct such a thing, encroach or acquire an easement. At the request of the Landlord the Tenant must adopt such means as are reasonably required to prevent the construction of such a thing, the making of any encroachment or the acquisition of any easement.

3.17	Yielding up

At the end of the Term the Tenant must yield up the Premises with vacant possession, decorated and repaired in accordance with and in the condition required by the provisions of this Lease, give up all keys of the Premises to the Landlord, remove tenant’s fixtures and fittings and remove any signs erected by the Tenant or any of his predecessors in title in, on or near the Premises, immediately making good any damage caused by their removal.

3.18	Interest on arrears

The Tenant must pay interest on any of the Lease Rents or other sums due under this Lease that are not paid within 21 days of the date due whether formally demanded or not the interest to be recoverable as rent. Nothing in this clause entitles the Tenant to withhold or delay any payment of the Lease Rents or any other sum due under this Lease or affects the rights of the Landlord in relation to any non-payment.

3.19	Statutory notices

The Tenant must give full particulars to the Landlord of any notice, direction, order or proposal relating to the Premises made, given or issued to the Tenant by any government department or local, public, regulatory or other authority or court within 14 days of receipt, and if so requested by the Landlord must produce it to the Landlord. The Tenant must without delay take all necessary steps to comply with the notice, direction or order. At the request of the Landlord, but at his own cost, the Tenant must make or join with the Landlord in making any objection or representation the Landlord deems expedient against or in respect of any notice, direction, order or proposal.

3.20	Keyholders

The Tenant must ensure that at all times the Landlord and the local police force have written notice of the name, home address and home telephone number of at least two keyholders of the Premises.

3.21	Viewing on sale of reversion

The Tenant must, on reasonable notice and at reasonable times of day, at any time during the Term, permit prospective purchasers of the Landlord’s reversion or any other interest superior to the Term, or agents instructed in connection with the sale of the reversion or such an interest, to view the Premises without interruption provided they have the prior written authority of the Landlord or his agents.

3.22	Defective premises

The Tenant must give notice to the Landlord upon becoming aware of any defect in the Premises that might give rise to an obligation on the Landlord to do or refrain from doing anything in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord, whether pursuant to the Defective Premises Act 1972 or otherwise, and must at all times display and maintain any notices the Landlord from time to time reasonably requires him to display at the Premises.

3.23	Replacement guarantor

3.23.1	Guarantor replacement events

In this clause 3.23 references to a ‘guarantor replacement event’ are references, in the case of an individual, to death, bankruptcy, having a receiving order made against him, having a receiver appointed under the Mental Health Act 1983 or entering into a voluntary arrangement and, in the case of a company, to passing a resolution to wind up, entering into liquidation, a voluntary arrangement or administration or having a receiver appointed.

3.23.2	Action on occurrence of a guarantor replacement event

Where during the relevant Liability Period a guarantor replacement event occurs to the Guarantor or any person who has entered into an authorised guarantee agreement, the Tenant must give notice of the event to the Landlord within 14 days of his becoming aware of it. If so required by the Landlord, the Tenant must within 56 days obtain some other person reasonably acceptable to the Landlord to execute a guarantee in the form of the Guarantor’s covenants in clause 6 GUARANTEE PROVISIONS or the authorised guarantee agreement in schedule 6 THE AUTHORISED GUARANTEE AGREEMENT, as the case may be, for the residue of the relevant Liability Period.

3.24	Exercise of the Landlord’s rights

The Tenant must permit the Landlord to exercise any of the rights granted to him by virtue of the provisions of this Lease at all times during the Term without interruption or interference.

3.25	The Office Covenants

The Tenant must observe and perform the Office Covenants.

3.26	Consent to the Landlord’s release

The Tenant must not unreasonably withhold consent to a request made by the Landlord under the 1995 Act Section 8 for a release from all or any of the landlord covenants of this Lease.

3.27	Service Charge

The Tenant will pay on demand to the Landlord such sums as become payable by the Landlord pursuant to Schedule 4 and Schedule 5 of a Transfer dated the 17th December 2007 and made between Cedar House Investments Limited (1) and Cosmic Concepts Limited (2)

4	Quiet enjoyment

The Landlord covenants with the Tenant to permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for him.

5	Insurance

5.1	Warranty as to convictions

The Tenant warrants that before the execution of this document he has disclosed to the Landlord in writing any conviction, judgment or finding of any court or tribunal relating to the Tenant, or any director, other officer or major shareholder of the Tenant, of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks.

5.2	Covenant to insure

The Landlord covenants with the Tenant to insure the Premises unless the insurance is vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with his authority other than the Landlord its servants or agents

5.3	Details of the insurance

5.3.1	Office, underwriters and agency

Insurance is to be effected in such insurance office, or with such underwriters, and through such agency of repute as the Landlord from time to time reasonably decides.

5.3.2	Insurance cover

Insurance must be effected for the following amounts —

5.3.2.1

the sum that the Landlord is from time to time advised is the full cost of rebuilding and reinstating the Premises, including VAT, architects’, surveyors’, engineers’, solicitors’ and all other professional persons’ fees, the fees payable on any applications for planning permission or other permits or consents that may be required in relation to rebuilding or reinstating the Premises, the cost of preparation of the site including shoring-up, debris removal, demolition, site clearance and any works that may be required by statute, and incidental expenses, and

5.3.2.2

loss of the Rent, taking account of any rent review that may be due, for 3 years

5.3.3	Risks insured

Insurance must be effected against damage or destruction by any of the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises at commercially competitive rates subject to such excesses, exclusions or limitations as are standard in the UK insurance market

5.4	Payment of the Insurance Rent

The Tenant covenants to pay the Insurance Rent for the period commencing on the Rent Commencement Date and ending on the day before the next policy renewal date on the date of this Lease, and subsequently to pay the Insurance Rent within 14 days of written demand and, if so demanded, in advance but not more than 2 months in advance of the policy renewal date.

5.5	Suspension of the Rent

5.5.1	Events giving rise to suspension

If and whenever the Premises or any part of them are damaged or destroyed by one or more of the Insured Risks so that the Premises or any part of them are unfit for occupation or use or inaccessible and payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with his authority, then the provisions of clause 5.5.2 SUSPENDING THE RENT are to have effect.

5.5.2	Suspending the Rent

In the circumstances mentioned in clause 5.5.1 EVENTS GIVING RISE TO SUSPENSION the Rent, or a fair proportion of it according to the nature and the extent of the damage sustained, is to cease to be payable until the Premises, or the affected part, have been rebuilt or reinstated so as to render the Premises, or the affected part, fit for occupation and use and accessible, or until the end of three years from the destruction or damage, whichever period is the shorter, the proportion of the Rent suspended and the period of the suspension to be determined by the Surveyor acting as an expert and not as an arbitrator any dispute as to the proportion of the Rent suspended or the period of the suspension to be determined in accordance with the Arbitration Act 1996 by an arbitrator to be appointed by agreement between the Landlord and the Tenant or in default by the President or other proper officer for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant.

5.6	Reinstatement and termination

5.6.1	Obligation to obtain permissions

If and whenever the Premises or any part of them are damaged or destroyed by one or more of the Insured Risks and payment of the insurance money is not wholly or partly refused because of any act or default of the Tenant or anyone at the Premises expressly or by implication with his authority other than the Landlord its servants and agents, the Landlord must use his best endeavours to obtain all the planning permissions or other permits and consents (‘permissions’) that are required under the Planning Acts or otherwise to enable him to rebuild and reinstate the Premises.

5.6.2	Obligation to reinstate

Subject to the provisions of clause 5.6.3 RELIEF FROM THE OBLIGATION TO REINSTATE, and, if any permissions are required, after they have been obtained, the Landlord must as soon as reasonably practicable apply all money received in respect of the insurance effected by the Landlord pursuant to this Lease, except sums in respect of loss of the Rent, in rebuilding or reinstating the Premises making up any difference between the cost of rebuilding and reinstating and the money received out of the Landlords own money.

5.6.3	Relief from the obligation to reinstate

The Landlord need not rebuild or reinstate the Premises if and for so long as rebuilding or reinstatement is prevented because —

5.6.3.1

the Landlord, despite using his best endeavours, cannot obtain any necessary permission,

5.6.3.2

any permission is granted subject to a lawful condition with which in all the circumstances it is unreasonable to expect the Landlord to comply,

5.6.3.3

there is some defect or deficiency in the site on which the rebuilding or reinstatement is to take place that means it can only be undertaken at a cost that is unreasonable in all the circumstances,

5.6.3.4

the Landlord is unable to obtain access to the site to rebuild or reinstate,

5.6.3.5

the rebuilding or reinstating is prevented by war, act of God, government action, strike or lock-out, or because of the occurrence of any other circumstances beyond the Landlord’s control.

5.6.4	Notice to terminate

If at the end of the period of 3 years starting on the date of the damage or destruction the Premises are still not fit for the Tenant’s occupation and use, either the Landlord or the Tenant may by notice served at any time within 6 months of the end of that period (‘a notice to terminate following failure to reinstate’) implement the provisions of clause 5.6.5 TERMINATION FOLLOWING FAILURE TO REINSTATE.

5.6.5	Termination following failure to reinstate

On service of a notice to terminate following failure to reinstate, the Term is to cease absolutely — but without prejudice to any rights or remedies that may have accrued — and all money received in respect of the insurance effected by the Landlord pursuant to this Lease is to belong to the Landlord absolutely.

5.7	Tenant’s further insurance covenants

The Tenant covenants with the Landlord to observe and perform the requirements contained in this clause 5.7.

5.7.1	Requirements of insurers

Provided any such requirements have been notified to the Tenant, the Tenant must comply with all the requirements and recommendations of the insurers.

5.7.2	Policy avoidance and additional premiums

The Tenant must not do or omit anything that could cause any insurance policy on or in relation to the Premises to become wholly or partly void or voidable, or do or omit anything by which additional insurance premiums may become payable unless he has previously notified the Landlord and has agreed to pay the increased premium.

5.7.3	Fire-fighting equipment

The Tenant must keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority require and must maintain the equipment to their satisfaction and in efficient working order. At least once in every 12 months the Tenant must cause any sprinkler system and other fire fighting equipment to be inspected by a competent person.

5.7.4	Combustible materials

The Tenant must not store on the Premises or bring onto them anything of a specially combustible, inflammable or explosive nature, and must comply with the requirements and recommendations of the fire authority and the requirements of the Landlord as to fire precautions relating to the Premises.

5.7.5	Fire escapes, equipment and doors

The Tenant must not obstruct the access to any fire equipment or the means of escape from the Premises, or lock any fire door while the Premises are occupied.

5.7.6	Notice of events affecting the policy

The Tenant must give notice to the Landlord as soon as reasonably practicable upon becoming aware of any event that might affect any insurance policy on or relating to the Premises, and any event against which the Landlord may have insured under this Lease.

5.7.7	Notice of convictions

The Tenant must give notice to the Landlord as soon as practicable of any conviction, judgment or finding of any court or tribunal relating to the Tenant, or any director other officer or major shareholder of the Tenant, of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any insurance.

5.7.8	Other insurance

If at any time the Tenant is entitled to the benefit of any insurance of the Premises that is not effected or maintained in pursuance of any obligation contained in this Lease, the Tenant must apply all money received by virtue of that insurance in making good the loss or damage in respect of which the money is received.

5.7.9	Reinstatement on refusal of money through default

If at any time the Premises or any part of them are damaged or destroyed by one or more of the Insured Risks and the insurance money under the policy of insurance effected by the Landlord pursuant to his obligations contained in this Lease is wholly or partly irrecoverable because of any act or default of the Tenant or of anyone at the Premises expressly or by implication with his authority other than the Landlord its servants or agents, the Tenant must immediately, at the option of the Landlord, either rebuild and reinstate the Premises or the part of them destroyed or damaged, to the reasonable satisfaction and under the supervision of the Surveyor — in which case, on completion of the rebuilding and refurbishment, the Landlord must pay to the Tenant the amount that the Landlord has actually received under the insurance policy in respect of the destruction or damage — or pay to the Landlord on demand with interest the amount of the insurance money so irrecoverable — in which case the provisions of clauses 5.5 SUSPENSION OF THE RENT and 5.6 REINSTATEMENT AND TERMINATION are to apply.

5.8	Landlord’s further insurance covenants

The Landlord covenants with the Tenant to produce to the Tenant on reasonable request a copy of the policy and the last premium renewal receipt or reasonable evidence of the terms of the policy and the fact that the last premium has been paid and to notify the Tenants of any material change in the risks covered by the policy from time to time.

6	Guarantee provisions

6.1	The Guarantor’s covenants

6.1.1	Nature and duration

The Guarantor’s covenants with the Landlord are given as sole or principal debtor or covenantor, with the landlord for the time being and with all his successors in title without the need for any express assignment, and the Guarantor’s obligations to the Landlord will last throughout the Liability Period.

6.1.2	The covenants

The Guarantor covenants with the Landlord to observe and perform the requirements of this clause 6.1.2.

6.1.2.1	Payment of rent and performance of the Lease

The Tenant must pay the Lease Rents and VAT charged on them punctually and observe and perform the covenants and other terms of this Lease, and if, at any time during the Liability Period while the Tenant is bound by the tenant covenants of this Lease, the Tenant defaults in paying the Lease Rents or in observing or performing any of the covenants or other terms of this Lease, then the Guarantor must pay the Lease Rents and observe or perform the covenants or terms in respect of which the Tenant is in default and make good to the Landlord on demand, and indemnify the Landlord against, all losses resulting from such non-payment, non-performance or non-observance notwithstanding —

(a)	any time or indulgence granted by the Landlord to the Tenant, any neglect or forbearance of the Landlord in enforcing the payment of the Lease Rents or the observance or performance of the covenants or other terms of this Lease, or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled — or will after the service of a notice under the Law of Property Act 1925 Section 146 be entitled — to re-enter the Premises,

(b)	that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant,

(c)	that the Tenant has surrendered part of the Premises — in which event the liability of the Guarantor under this Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140, and

(d)	anything else (other than a release by deed) by which, but for this clause 6.1.2.1, the Guarantor would be released.

6.1.2.2	New lease following disclaimer

If, at any time during the Liability Period while the Tenant is bound by the tenant covenants of this Lease, any trustee in bankruptcy or liquidator of the Tenant disclaims this Lease, the Guarantor must, if so required by notice served by the Landlord within 60 days of the Landlord’s becoming aware of the disclaimer, take from the Landlord forthwith a lease of the Premises for the residue of the Term as at the date of the disclaimer, at the Rent then payable under this Lease and subject to the same covenants and terms as in this Lease — except that the Guarantor need not ensure that any other person is made a party to that lease as guarantor — the new lease to commence on the date of the disclaimer. The Guarantor must pay the costs of the new lease and VAT charged thereon, save where such VAT is recoverable or available for set-off by the Landlord as input tax, and execute and deliver to the Landlord a counterpart of the new lease.

6.1.2.3	Payments following disclaimer

If this Lease is disclaimed and the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 6.1.2.2 NEW LEASE FOLLOWING DISCLAIMER, the Guarantor must pay to the Landlord on demand an amount equal to the Lease Rents for the period commencing with the date of the disclaimer and ending on whichever is the earlier of the date six months after the disclaimer, the date, if any, upon which the Premises are relet and the end of the Term.

6.1.2.4	Guarantee of the Tenant’s liabilities under an authorised guarantee agreement

If, at any time during the Liability Period while the Tenant is bound by an authorised guarantee agreement, the Tenant makes any default in his obligations under that agreement, the Guarantor must make good to the Landlord on demand, and indemnify the Landlord against, all losses resulting from that default notwithstanding —

(a) any time or indulgence granted by the Landlord to the Tenant, or neglect or forbearance of the Landlord in enforcing the payment of any sum or the observance or performance of the covenants of the authorised guarantee agreement,

(b) that the terms of the authorised guarantee agreement may have been varied by agreement between the Landlord and the Tenant, or

(c) anything else (other than a release by deed) by which, but for this clause 6.1.2.4, the Guarantor would be released.

6.1.3	Severance

6.1.3.1	Severance of void provisions

Any provision of this clause 6 rendered void by virtue of the 1995 Act Section 25 is to be severed from all remaining provisions, and the remaining provisions are to be preserved.

6.1.3.2	Limitation of provisions

If any provision in this clause 6 extends beyond the limits permitted by the 1995 Act Section 25, that provision is to be varied so as not to extend beyond those limits.

7	Forfeiture

If and whenever during the Term —

7.1

the Lease Rents, or any of them or any part of them, or any VAT payable on them, are outstanding for 21 days after becoming due, whether formally demanded or not, or

7.2

the Tenant materially breaches any covenant or other term of this Lease, or

7.3

the Tenant, being an individual, becomes subject to a bankruptcy order, or has an interim receiver appointed to his property, or

7.4

the Tenant, being a company, enters into liquidation whether compulsory or voluntary — but not if the liquidation is for amalgamation or reconstruction of a solvent company — or enters into administration or has a receiver appointed over all or any part of its assets, or

7.5

the Tenant enters into or makes a proposal to enter into any voluntary arrangement pursuant to the Insolvency Act 1986 or any other arrangement or composition for the benefit of his creditors , or

7.6

the Tenant has any distress, sequestration or execution levied on his goods, and, where the Tenant is more than one person, if and whenever any of the events referred to in this clause happens to any one or more of them, the Landlord may at any time re-enter the Premises or any part of them in the name of the whole — even if any previous right of re-entry has been waived — and thereupon the Term is to cease absolutely but without prejudice to any rights or remedies that may have accrued to the Landlord against the Tenant in respect of any breach of covenant or other term of this Lease, including the breach in respect of which the re-entry is made.

8	Miscellaneous

8.1	Exclusion of warranty as to use

Nothing in this Lease or in any consent granted by the Landlord under this Lease is to imply or warrant that the Premises may lawfully be used under the Planning Acts for the Permitted Use.

8.2	Exclusion of third party rights

Nothing in this Lease is intended to confer any benefit on any person who is not a party to it.

8.3	Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation expressly set out in this Lease or in written correspondence between Solicitors.

8.4	Documents under hand

While the Landlord is a limited company or other corporation, any licence, consent, approval or notice required to be given by the Landlord is to be sufficiently given if given under the hand of a director, the secretary or other duly authorised officer of the Landlord or by the Surveyor on behalf of the Landlord.

8.5	Tenant’s property

If, after the Tenant has vacated the Premises at the end of the Term, any property of his remains in or on the Premises and he fails to remove it within 14 days after a written request from the Landlord to do so, or, if the Landlord is unable to make such a request to the Tenant, within 28 days from the first attempt to make it, then the Landlord may, as the agent of the Tenant, sell that property. The Tenant must indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is sold by him in the mistaken belief held in good faith — which is to be presumed unless the contrary is proved — that the property belonged to the Tenant. If, having made reasonable efforts to do so, the Landlord is unable to locate the Tenant, then the Landlord may retain the proceeds of sale absolutely unless the Tenant claims them within three months of the date upon which he vacated the Premises. The Tenant must indemnify the Landlord against any damage occasioned to the Premises and any losses caused by or related to the presence of the property in or on the Premises.

8.6	Compensation on vacating excluded

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises is excluded to the extent that the law allows.

8.7	Notices

8.7.1	Form and service of notices

A notice under this Lease must be in writing and, unless the receiving party or his authorised agent acknowledges receipt, is valid if, and only if —

8.7.1.1

it is given by hand, sent by registered post or recorded delivery, or sent by fax provided that a confirmatory copy is given by hand or sent by registered post or recorded delivery on the same day, and

8.7.1.2

it is served —

(a)	where the receiving party is a company incorporated within Great Britain, at the registered office,

(b)	where the receiving party is the Tenant and the Tenant is not such a company, at the Premises, and

(c)	where the receiving party is the Landlord or the Guarantor and that party is not such a company, at that party’s address shown in this Lease or at any address specified in a notice given by that party to the other parties.

8.7.2	Deemed delivery

8.7.2.1	By registered post or recorded delivery

Unless it is returned through the Royal Mail undelivered, a notice correctly addressed and sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received.

8.7.2.2	By fax

A notice sent by fax is to be treated as served on the day upon which it is sent, or the next working day where the fax is sent after 1600 hours or on a day that is not a working day, whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Royal Mail undelivered.

8.7.2.3	‘A working day’

References to ‘a working day’ are references to a day when the United Kingdom clearing banks are open for business in the City of London.

8.7.3	Joint recipients

If the receiving party consists of more than one person, a notice to one of them is notice to all.

8.8.	TENANT’S BREAK CLAUSE

The Tenant may determine this Lease at any time after the third anniversary of the commencement of this Lease by giving not less than 6 months prior written notice and upon the expiration of such notice the Term shall cease and determine without prejudice to the rights of either party against the other in respect of any antecedent breach of covenants. Termination by the Tenant is conditional upon:

8.8.1

The Tenant having paid the rents reserved by this lease in this lease up to the date of expiry of the notice and;

8.8.2

On expiry of the notice the Tenant delivering up to the Landlord the whole of the Property with vacant possession

8.9	New lease

This Lease is a new tenancy for the purposes of the 1995 Act Section 1.

Schematic

Schedule 1: The rights reserved

1-1	Right of entry to inspect

The right to enter, or in emergency to break into and enter, the Premises at any time during the Term at reasonable times and on reasonable notice except in emergency to inspect them, to take schedules or inventories of fixtures and other items to be yielded up at the end of the Term, and to exercise any of the rights granted to the Landlord elsewhere in this Lease the Landlord making good any damage caused thereby to the reasonable satisfaction of the Tenant

1-2	Access on renewal or rent review

The right to enter the Premises with the Surveyor and the third party determining the Rent under any provisions for rent review contained in this Lease at any time convenient hours and on reasonable prior notice to inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review the Landlord making good any damage caused thereby to the reasonable satisfaction of the Tenant

1-3	DY424130

The Premises are subject to all rights excepted and reserved as set out in the title entries to the above title number as at 15:15 on the 14th July, 2008

Schedule 2: The Rights Granted

2-1

The Premises have the benefit of the rights set out in the Property Register of Title Number DY424130 as at 15:15 on the 14th July, 2008

Schedule 3: The rent and rent review

N/A

Schedule 4: The Office Covenants

4-1	Use

4-1.1	Use as offices

The Tenant must not use the Premises for any purpose other than the Permitted Use.

4-1.2	Cesser of business

The Tenant must not cease carrying on business in the Premises or leave the Premises continuously unoccupied for more than 1 month without notifying the Landlord and providing such caretaking or security arrangements for the protection of the Premises as the Landlord reasonably requires and the insurers or underwriters require.

4-1.3	Noxious discharges

The Tenant must not discharge into any of the Conduits or the Adjoining Conduits any noxious or deleterious matter or any other substance that might cause an obstruction in or danger or injury to the Conduits or the Adjoining Conduits or be or become a source of obstruction, danger or injury, and in the event of any such obstruction, danger or injury the Tenant must forthwith make good any damage to the satisfaction of the Surveyor.

4-1.4	Window cleaning

The Tenant must clean both sides of all windows and window frames in the Premises at least once every month.

4-1.5	Sound audible outside

The Tenant must not play or use in the Premises any musical instrument, audio or other equipment or apparatus that produces sound that may be heard outside the Premises.

4-2	Ceiling and floor loading

4-2.1	Heavy items

The Tenant must not bring onto or permit to remain on the Premises any safes, machinery, goods or other articles that will or may strain or damage the Premises or any part of them.

4-2.2	Protection of ceilings

The Tenant must not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) suspend anything from any ceiling on the Premises.

4-2.3	Expert advice

If the Tenant applies for the Landlord’s consent under paragraph 4-2.2 PROTECTION OF CEILINGS the Landlord may (if reasonable having regard to the nature of the application) consult any engineer or other person in relation to the ceiling loading proposed by the Tenant, and the Tenant must repay the reasonable and proper fees of the engineer or other person to the Landlord within 14 days of written demand.

4-3	Machinery

4-3.1	Noisy machinery

The Tenant must not install or use in or upon the Premises any machinery or apparatus other than usual office machinery that will cause noise or vibration that can be heard or felt in nearby premises or outside the Premises or that may cause damage.

4-3.2	Maintenance of machinery

The Tenant must keep all machinery and equipment on the Premises (‘the Machinery’) properly maintained and in good working order and for that purpose must employ reputable contractors.

4-3.3	Renewal of parts

The Tenant must renew all working and other parts of the Machinery as and when necessary or when recommended by the Contractors.

4-3.4	Operation

The Tenant must ensure by directions to his staff and otherwise that the Machinery is properly operated.

4-4	Heating, cooling and ventilation

4-4.1	Interference and additional loading

Save as may hve been approved by the Landlord under the provisions of this Lease, the Tenant must not do anything that interferes with the heating, cooling or ventilation in the Premises or that imposes an additional load on any heating, cooling or ventilation plant and equipment in the Premises.

Schedule 5: The subjections

All the matters contained mentioned or referred to in Title Number DY424130 as at 15:15 on 14th July, 2008

Schedule 6: The authorised guarantee agreement

THIS GUARANTEE is made the              day of

BETWEEN:

(1)	(name of outgoing tenant) [of (address) (or as appropriate) the registered office of which is at (address)][Company Registration no …](‘the Guarantor’) and

(2)	(name of landlord) [of (address) (or as appropriate) the registered office of which is at (address)][Company Registration no …] (‘the Landlord’)

NOW THIS DEED WITNESSES as follows:

1	Definitions and interpretation

For all purposes of this guarantee the terms defined in this clause have the meanings specified.

1.1	‘The Assignee’

‘The Assignee’ means (insert name of incoming tenant) [Company Registration no …].

1.2	‘The Lease’

‘The Lease’ means the lease of (insert address or description of demised premises) dated (date) and made between (name of original landlord) and (name of original tenant) [and (name of original guarantor)] for a term of (number) years commencing on and including (commencement date) [and varied by a deed dated (date) and made between (names of parties)].

1.3	‘The Premises’

‘The Premises’ means the premises demised by the Lease.

1.4	‘Trigger Event’

‘Trigger Event’ means:

1.4.1

disclaimer of the Lease;

1.4.2

forfeiture of the Lease; or

1.4.3

while the Lease is vested in the Assignee (being a corporation), the dissolution or ceasing to exist of the Assignee.

1.5	Terms from the Landlord and Tenant (Covenants) Act 1995

The expressions ‘authorised guarantee agreement’ and ‘tenant covenants’ have the same meaning in this guarantee as in the Landlord and Tenant (Covenants) Act 1995 Section 28(1).

1.6	Period of liability

Any reference in this deed to the period during which the Assignee is bound by the tenant covenants of the Lease includes any agreed or statutory continuation of the term granted by the Lease.

1.7	References to clauses

Any reference in this deed to a clause without further designation is to be construed as a reference to the clause of this deed so numbered.

2	Recitals

2.1	Consent required

By clause  3/9 of the Lease, the Landlord’s consent to an assignment of the Lease is required.

2.2	Agreement to consent

The Landlord has agreed to give consent to the assignment to the Assignee on condition that the Guarantor enters into this guarantee.

2.3	Effective time

This guarantee takes effect only when the Lease is assigned to the Assignee.

3	Guarantor’s covenants

In consideration of the Landlord’s consent to the assignment, the Guarantor covenants (both as primary obligor and also by way of indemnity and guarantee) with the Landlord and without the need for any express assignment with all his successors in title as set out in this clause 3.

3.1	Payment and performance

While the Assignee is bound by the tenant covenants of the Lease (or would be so bound but for the happening of a Trigger Event) the Assignee will pay the rents and observe and perform the tenant covenants and other terms of the Lease, and if the Assignee should fail to do so, the Guarantor must pay the rents and observe and perform the tenant covenants or terms in respect of which the Assignee is (or would be but for the happening of a Trigger Event) in default, and make good to the Landlord on demand, and indemnify the Landlord against, all losses, damages, costs and expenses resulting from such non-payment, non-performance or non-observance notwithstanding—

3.1.1

any time or indulgence granted by the Landlord to the Assignee, or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease, or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord is entitled, or would after the service of a notice under the Law of Property Act 1925 Section 146 be entitled, to re-enter the Premises,

3.1.2

that the terms of the Lease may have been varied by agreement between the parties [provided that no variation is to bind the Guarantor to the extent that it is materially prejudicial to him],

3.1.3

that the Assignee has surrendered part of the Premises, in which event the liability of the Guarantor under the Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140, and

3.1.4

anything else by which, but for this clause 3.1, the Guarantor would have been released.

3.2	New lease following Trigger Event

The Guarantor must, if required by written notice served by the Landlord within 60 days of the Landlord’s receiving written notice of a Trigger Event occurring, take from the Landlord forthwith a lease of the Premises for the residue of the contractual term of the Lease as at the date of the Trigger Event, at the rent then payable under the Lease (or which would be payable but for any abatement of rent in accordance with the Lease or any statutory restriction or modification) and subject to the same covenants and terms as in the Lease—except that the Guarantor need not ensure that any other person is made a party to that lease as guarantor—the new lease to commence on the date of the Trigger Event. The Guarantor must pay the costs of the new lease and execute and deliver to the Landlord a counterpart of it.

3.3	Payments following Trigger Event

3.3.1

The Guarantor must pay to the Landlord on demand an amount calculated in accordance with clause 3.3.2 if:

3.3.1.1

a Trigger Event occurs; and

3.3.1.2

the Guarantor’s obligations under clause 3.1 are determined; and

3.3.1.3

the Landlord does not require the Guarantor to accept a new lease in accordance with clause 3.2; and

3.3.1.4

either (in the case of disclaimer) no vesting order is made in respect of the Lease or (in the case of forfeiture) relief from forfeiture has not been granted to any person.

3.3.2

The amount referred to in clause 3.3.1 shall be equal to the rents reserved by the Lease for the period commencing with the date of the Trigger Event and ending on whichever is the earlier of the date 6 months after the Trigger Event, the date, if any, on which the Premises are relet, and the end of the contractual term of the Lease.

4	Landlord’s covenant

The Landlord covenants with the Guarantor to notify the Guarantor in writing within 7 days of being informed of the facts bringing the Guarantor’s liability under this guarantee to an end.

5	Severance

5.1	Severance of void provisions

Any provision of this deed rendered void by virtue of the Landlord and Tenant (Covenants) Act 1995 section 25 is to be severed from all remaining provisions, and the remaining provisions are to be preserved.

5.2	Limitation of provisions

If any provision in this deed extends beyond the limits permitted by the Landlord and Tenant (Covenants) Act 1995 Section 25, that provision is to be varied so as not to extend beyond those limits.

Dilapidation Report

Address: 14 Pride Point Pride Park Derby DE24REX	Lionbridge: J Towers Date: 30-07-2009

Entrance and Hallway

Metal framed double door entrance leading to hallway with stairs to upper floor, 3 toilets (1 disabled, 1 gents and 1 ladies).

Entrance doors - left hand door, dropped slightly catching on lower frame.

Decor good condition - with minor marks and repaired damage to wall facing stairway.

Door frames, skirting etc in good condition.

Carpeting as new, apart from small stains below stairs.

Production Area - right off hallway

Blinds - good condition.

Decor good condition - with minor marks.

Door frames, skirting etc in good condition.

Carpeting as new

Rear Right Corner Office

Blinds - good condition.

Decor good condition - with minor marks.

Settling cracks below window, with some minor damage to plaster

Door frames, skirting etc in good condition.

Carpeting as new

Rear Glass Fronted Office

Blinds - good condition.

Decor good condition - with minor marks.

Settling cracks below window, with some minor damage to plaster

Door frames, skirting etc in good condition.

Carpeting as new

Minor scuff marks on ceiling tiles

Rear Corridor

Decor good condition - with minor marks.

Door frames, skirting etc in good condition.

Carpeting as new

Kitchen

Decor good condition- with minor marks.

Door frames, skirting etc in good condition.

Tiled floor as new

Kitchen units as new

Work surfaces as new

Dilapidation Report – Jul 2007	30 July 2009

Rear Glass Fronted Office - opposite kitchen

Blinds - good condition.

Decor reasonable condition - with some marks and minor damage to plaster.

Settling cracks below window, with some minor damage to plaster.

BT stickers to wall below window.

Door frames, slightly marked.

Carpeting as new

Minor scuff marks on ceiling tiles

Production Area - left off hallway

Blinds - good condition.

Decor good condition - with minor marks.

Door frames, skirting etc in good condition.

Carpeting as new, printer toner stain on carpet to right of door from hallway

Minor damage to ceiling tiles

Rear Left Corner Office

Blinds - good condition.

Decor good condition - with minor marks.

Door frames, skirting etc in good condition.

Carpeting as new

1 damaged ceiling tile

Velcro stickers to wall

Rear Glass Fronted Office

Blinds - good condition.

Decor good condition - with minor marks.

Door frames, skirting etc in good condition.

Carpeting as new.

1 damaged ceiling tile.

Damaged door stop.

Stairs and Landing

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Upper Floor Corridor

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Minor area of loose plaster below window.

Blinds - good condition.

Training Room 1

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

1 slightly damaged floor box.

Blinds - good condition.

Dilapidation Report – Jul 2007	30 July 2009

Training Room 2

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Blinds - good condition.

Training Room 3

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Blinds - good condition.

Training Room 4

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Blinds - good condition.

Minor marks to ceiling tiles

Key missing to folding partition

Training Room 5

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Blinds - good condition.

Training Room 6

Decor good condition.

Door frames, skirting etc in good condition.

Carpeting as new.

Blinds good condition.

Damage to 1 ceiling tile.

Toilets - all (6 in total)

Decor good condition.

Door frames, skirting etc in good condition.

Sanitary ware good condition.

Flooring good condition.

Exterior of building

Building good condition.

Pathways good condition.

1 drain grille damaged to left front of building.

Dilapidation Report – Jul 2007	30 July 2009

SIGNED as a Deed by

COSMIC CONCEPTS LIMITED

acting by a Director and Director/Secretary

/s/ BALLY SHANKER
Director

Director/Secretary

Signed as a Deed by the

said LAMBHAR SINGH RAI AND

SUKHJIT KAUR RAI in the presence of :-

/s/ LAMBHAR SINGH RAI AND

/s/ SUKHJIT KAUR RAI

SIGNED as a Deed by

LIONBRIDGE (UK) LIMITED acting by:	/s/ CHRIS WEDGWOOD

Director

/s/ IAN MIDDLEMISS

Director/Secretary